Cimarex Energy Reports First-Quarter 2012 Results

DENVER, May 3, 2012 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported first-quarter 2012 net income of $106.1 million, or $1.23 per diluted share. This compares to first-quarter 2011 earnings of $118.2 million, or $1.37 per diluted share.

First-quarter 2012 net income includes an unrealized non-cash loss on derivative instruments associated with 2012 oil hedges of $2.6 million after-tax, or $0.03 per share. First-quarter 2011 results had a $12.8 million ($0.15 per share) after-tax non-cash loss on derivative instruments.

Oil, gas and natural gas liquids (NGLs) revenue in the first quarter of 2012 totaled $411.3 million as compared to $414.0 million in the same period of 2011. First-quarter 2012 cash flow from operations was $303.0 million versus $304.6 million a year ago(1).

First-quarter 2012 production volumes averaged 603.5 million cubic feet equivalent (MMcfe) per day as compared to first-quarter 2011 output of 590.0 MMcfe per day. Permian Basin oil production grew 50% to a record 21,800 barrels per day. Overall oil production also reached an all-time high of 29,562 barrels per day.

Combined Permian and Mid-Continent first-quarter 2012 volumes averaged 554.2 MMcfe per day, growing 26% over the same period in 2011. First-quarter 2012 production volumes were 53% gas, 29% oil and 18% NGLs.

First-quarter 2012 realized oil prices increased 9% to $99.28 per barrel, while natural gas liquids prices fell 10% to $36.66 per barrel. Gas prices averaged $2.92 per thousand cubic feet (Mcf) in the current quarter, a 34% decrease as compared to the first quarter of 2011.

2012 Outlook

Second-quarter 2012 production estimates incorporate the anticipated volume impact of known processing plant turnarounds and likely periods of Cana-Woodford ethane rejection, which together are expected to reduce second-quarter production by approximately 10-12 MMcfe/d. Second-quarter 2012 combined Permian Basin and Mid-Continent (PB/MC) production is projected to average 550-560 MMcfe/d, an increase of 18-20% over second-quarter 2011. Gulf Coast volumes are estimated to average 30-40 MMcfe/d for second-quarter 2012. Total company second-quarter 2012 volumes are expected to average 580-600 MMcfe/d.

After including estimated second-quarter plant turnarounds and ethane rejection, full-year 2012 PB/MC production volumes are now projected to average 578-593 MMcfe/d, growing 19-22% over 2011. Gulf Coast volumes, assuming no drilling contribution, are projected to average 34-39 MMcfe/d for 2012, or approximately 6% of total estimated company volumes. Total Company 2012 volumes are projected to average 612-632 MMcfe/d, or 3-7% growth over 2011.

Our capital continues to shift towards more oil and liquids rich areas in the Permian Basin. As a result, oil volumes in the PB/MC are now expected to grow 25-29% versus previous estimate of 20-27% growth. With greater oil growth, total liquids are now expected to account for 47% of the total volumes in 2012 up from 44% in 2011.

		2012E Guidance
	2011A	Updated Range			Previous Range
Gas (MMcf/d)	329	326	-	336	334	-	353
Oil (Mb/d)	26.8	29.3	-	30.3	28.3	-	29.9
NGL (Mb/d)	17.1	18.4	-	19.0	18.6	-	19.6

Total (MMcfe/d)	592	612	-	632	615	-	650
% Liquids	44%	47%			46%

First-quarter 2012 investment for exploration and development (E&D) totaled $399.7 million. Full-year 2012 E&D capital investment is still expected to range from $1.4-$1.6 billion. Nearly all the 2012 capital is directed towards oil drilling or liquids-rich gas in the Permian and Cana-Woodford. We have a large inventory of drilling opportunities, limited lease expirations and few service commitments. Actual amount invested will depend on our calculated rate of return which is significantly influenced by commodity prices.

Expenses for 2012 are expected to fall within the following ranges:

Expenses ($/Mcfe):
Production expense	$1.15 - $1.35
Transportation expense	0.28 - 0.33
DD&A and ARO accretion	2.10 - 2.30
General and administrative expense	0.25 - 0.30
Taxes other than income (% of oil and gas revenue)	6.5% - 7.0%

Other

On April 5, 2012, Cimarex completed its public offering of $750 million aggregate principal amount of its 5.875% Senior Notes due 2022. Net proceeds from the offering of approximately $737 million is funding its repayment of all outstanding $350 million 7.125% Senior Notes due 2017 and repaying all borrowings under its senior revolving credit facility. As of the end of the first-quarter on a pro forma basis Cimarex had cash of $156 million, no bank debt and its only long-term debt consisting of the $750 million 5.875% Senior notes due 2022.

Pro forma for the $750 million Senior Notes offering, long-term debt at March 31, 2012 was $750 million, resulting in a pro forma debt to total capitalization ratio of 19%(4).

Cimarex has oil contracts covering on average approximately 14,000 barrels of oil per day for the balance of 2012. The following table summarizes the open hedge positions:

Oil Contracts				Weighted Average Price
Period	Type	Daily Volume(2)	Index(3)	Floor	Ceiling
Months of Apr.-Dec. 12	Collar	14,000	WTI	$80.00	$119.35

Cimarex accounts for commodity contracts using the mark-to-market (through income) accounting method. First-quarter 2012 had non-cash mark-to-market losses of $4.1 million and no cash settlements.

Exploration and Development Activity

Cimarex's drilling activities are conducted within two main areas: Permian Basin and Mid-Continent. Permian activity is primarily directed to the Delaware Basin of southeast New Mexico and West Texas. The majority of our Mid-Continent drilling is in the western Oklahoma Cana-Woodford shale.

Cimarex drilled and completed 73 gross (40 net) wells during the first quarter of 2012, investing $399.7 million on exploration and development. Of total expenditures, 50% were invested in projects located in the Permian Basin; 45% in the Mid-Continent area; and 5% in the Gulf Coast and other.

Wells Drilled and Completed by Region
	For the Three Months
	Ended March 31,
	2012	2011
Gross wells
Permian Basin	39	26
Mid-Continent	33	37
Gulf Coast/Other	1	2
	73	65
Net wells
Permian Basin	27	20
Mid-Continent	12	13
Gulf Coast/Other	1	2
	40	35
% Gross wells completed as producers	95%	97%

At quarter-end 24 net wells were drilled and awaiting completion: 18 Mid-Continent and six Permian Basin. Cimarex currently has 24 operated rigs running; 14 in the Permian Basin and 10 in the Mid-Continent.

Permian Basin

Cimarex drilled and completed 39 gross (27 net) Permian Basin wells during the first quarter of 2012, completing 95% as producers. At quarter-end, 12 gross (6 net) wells were awaiting completion. Drilling principally occurred in the Delaware Basin of Texas and southeast New Mexico, mainly targeting Bone Spring, Paddock and Wolfcamp formations. First-quarter 2012 Permian production averaged 240.3 MMcfe/d, an increase of 38% over first-quarter 2011, which included 50% growth in oil volumes to 21,800 barrels per day.

First-quarter New Mexico Bone Spring wells drilled and completed totaled 13 gross (6 net). Per-well 30-day gross production from the 2012 Bone Spring wells averaged 590 barrels equivalent (Boe) per day (87% oil). Texas Third Bone Spring drilling totaled 5 gross (5 net) wells, which had per-well 30-day average gross production rates of 800 barrels equivalent per day (82% oil).

Cimarex continues to evaluate multiple shale intervals in the Delaware Basin, with the majority of the unconventional drilling to date focused on the Wolfcamp. Most of the Wolfcamp drilling has been in southern Eddy County New Mexico (White City) and northern Culberson County Texas. In the first-quarter 2012, two Wolfcamp wells were drilled and completed bringing total wells in the play to 20 gross (19 net). First 30-day production, per well has averaged 6.6 MMcfe/d, comprised of 3.1 MMcf/d gas, 250 barrels per day of oil and 340 barrels per day of NGLs (assuming full NGL recovery), or 47% gas, 23% oil and 30% NGL.

Mid-Continent

In the first quarter of 2012 Cimarex drilled and completed 33 gross (12 net) Mid-Content wells. At quarter-end, 39 gross (18 net) wells were awaiting completion. Mid-Continent production averaged 313.9 MMcfe/d for the first quarter of 2012, an 18% increase over first-quarter 2011 average of 266.0 MMcfe/d.

For the first-quarter, essentially all the drilling activity was in the Anadarko Basin, Cana-Woodford shale play, where Cimarex drilled and completed 24 gross (11 net) wells. At March 31, 2012 there were 39 gross (18 net) Cana wells being completed or awaiting completion.

At year-end 2011 there were 13 gross (4.9 net) wells waiting on completion in Cana. The increase in wells waiting on completion as compared to year-end is a result of commencing of infill development drilling in 2012.

Since the Cana play began in late 2007, Cimarex has participated in 366 gross (135 net) wells. First-quarter 2012 net production from Cana-Woodford averaged 161.3 MMcfe/d, a 56% increase versus the first-quarter 2011 average of 103.5 MMcfe/d.

Gulf Coast

Cimarex participated in one (0.5 net) outside operated Yegua/Cook Mountain well in the first quarter, which was unsuccessful. Gulf Coast production averaged 47.6 MMcfe/d for the first quarter of 2012, a 68% decrease as compared to the first-quarter 2011 average of 148.9 MMcfe/d. The decreased output is a result of natural decline in highly-productive wells drilled near Beaumont, Texas and lack of exploration success.

Production by Region

Cimarex's average daily production by commodity and region is summarized below:

	For the Three Months Ended
	March 31,
	2012	2011
Gas (Mcf per day)
Permian Basin	75,094	68,836
Mid-Continent	216,825	189,345
Gulf Coast/Other	28,052	69,443
	319,971	327,624

Oil (Barrels per day)
Permian Basin	21,800	14,541
Mid-Continent	5,891	5,237
Gulf Coast/Other	1,871	7,010
	29,562	26,788
NGL (Barrels per day)
Permian Basin	5,742	2,941
Mid-Continent	10,283	7,542
Gulf Coast/Other	1,662	6,464
	17,687	16,947
Total Equivalent (Mcfe per day)
Permian Basin	240,346	173,728
Mid-Continent	313,869	266,019
Gulf Coast/Other	49,251	150,287
	603,466	590,034

Conference call and web cast

Cimarex will also host a conference call today at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time). To access the live, interactive call, please dial (877) 789-9039 and reference call ID # 70579385 ten minutes before the scheduled start time. A digital replay will be available for one week following the live broadcast at (855) 859-2056 and by using the conference ID # 70579385. The listen-only web cast of the call will be accessible via www.cimarex.com.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

(1)	Cash flow from operations is a non-GAAP financial measure. See below for a reconciliation of the related amounts.
(2)	Average daily volume in barrels per day.
(3)	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.
(4)

Reconciliation of pro forma debt to total capitalization, which is a non-GAAP measure, is: pro forma long-term debt of $750 million divided by long-term debt of $750 million plus stockholders' equity of $3,230.5 million.

RECONCILIATION OF CASH FLOW FROM OPERATIONS
	For the Three Months Ended
	March 31,
	2012	2011
	(in thousands)
Net cash provided by operating activities	$251,892	$265,277
Change in operating assets
and liabilities	51,064	39,343

Cash flow from operations	$302,956	$304,620

Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA
	For the Three Months Ended
	March 31,
	2012	2011

Total gas production - Mcf	29,117,317	29,486,147
Gas volume - Mcf per day	319,971	327,624
Gas price - per Mcf	$2.92	$4.45

Total oil production - barrels	2,690,140	2,410,919
Oil volume - barrels per day	29,562	26,788
Oil price - per barrel	$99.28	$91.46

Total NGL production - barrels	1,609,547	1,525,226
NGL volume - barrels per day	17,687	16,947
NGL price - per barrel	$36.66	$40.77

OIL AND GAS CAPITALIZED EXPENDITURES
	For the Three Months Ended
	March 31,
	2012	2011
	(in thousands)
Acquisitions:
Proved	$51	$-
Unproved	1,922	441
	1,973	441
Exploration and development:
Land and Seismic	37,212	32,426
Exploration and development	362,499	304,575
	399,711	337,001
Sale proceeds:
Proved	(171)	(11,354)
Unproved	(942)	(494)
	(1,113)	(11,848)
	$400,571	$325,594

CONDENSED COMPREHENSIVE STATEMENTS OF OPERATIONS (unaudited)

	For the Three Months Ended
	March 31,
	2012	2011
	(In thousands, except per share data)

Revenues:
Gas sales	$85,153	$131,323
Oil sales	267,084	220,499
NGL sales	59,014	62,190
Gas gathering, processing and other, net	11,785	12,584
	423,036	426,596
Costs and expenses:
Depreciation, depletion, amortization and accretion	121,787	86,964
Production	67,625	58,480
Transportation	15,606	13,446
Gas gathering and processing	2,561	4,551
Taxes other than income	25,160	33,597
General and administrative	14,147	14,727
Stock compensation, net	4,534	4,750
Loss on derivative instruments, net	4,088	18,244
Other operating, net	2,340	3,374
	257,848	238,133

Operating income	165,188	188,463

Other (income) and expense:
Interest expense	7,959	7,275
Amortization of deferred financing costs	709	1,705
Capitalized interest	(7,804)	(7,225)
Other, net	(4,726)	(604)

Income before income tax	169,050	187,312
Income tax expense	62,943	69,150

Net income	$106,107	$118,162

Earnings per share to common stockholders:

Basic	$1.24	$1.38
Diluted	$1.23	$1.37

Dividends per share	$0.12	$0.10

Shares attributable to common stockholders:
Unrestricted common shares outstanding	83,937	83,546
Diluted common shares	84,307	83,984

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	85,777	85,626
Fully diluted shares	86,147	86,064

Comprehensive income:
Net income	$106,107	$118,162
Other comprehensive income:
Change in fair value of investments, net of tax	399	159
Total comprehensive income	$106,506	$118,321

CONDENSED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended
	March 31,
	2012	2011
	(In thousands)

Cash flows from operating activities:
Net income	$106,107	$118,162
Adjustment to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, amortization and accretion	121,787	86,964
Deferred income taxes	62,943	69,698
Stock compensation, net	4,534	4,750
Derivative instruments, net	4,088	20,278
Changes in non-current assets and liabilities	2,239	2,738
Amortization of deferred financing costs
and other, net	1,258	2,030
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	(2,144)	2,022
(Increase) decrease in other current assets	69	(3,005)
Decrease in accounts payable and
accrued liabilities	(48,989)	(38,360)
Net cash provided by operating activities	251,892	265,277
Cash flows from investing activities:
Oil and gas expenditures	(398,103)	(310,182)
Sales of oil and gas and other assets	1,322	12,037
Other expenditures	(13,160)	(24,506)
Net cash used by investing activities	(409,941)	(322,651)
Cash flows from financing activities:
Net increase in bank debt	167,000	-
Dividends paid	(8,576)	(6,849)
Issuance of common stock and other	1,625	4,243
Net cash provided by (used in) financing activities	160,049	(2,606)
Net change in cash and cash equivalents	2,000	(59,980)
Cash and cash equivalents at beginning of period	2,406	114,126
Cash and cash equivalents at end of period	$4,406	$54,146

CONDENSED BALANCE SHEETS (unaudited)

	March 31,	December 31,
Assets	2012	2011
	(In thousands, except share data)
Current assets:
Cash and cash equivalents	$4,406	$2,406
Receivables, net	361,553	359,409
Oil and gas well equipment and supplies	84,808	85,141
Deferred income taxes	5,876	2,723
Other current assets	8,480	8,216
Total current assets	465,123	457,895
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	10,302,527	9,933,517
Unproved properties and properties under development,
not being amortized	642,506	607,219
	10,945,033	10,540,736
Less – accumulated depreciation, depletion and amortization	(6,525,077)	(6,414,528)
Net oil and gas properties	4,419,956	4,126,208
Fixed assets, net	123,534	118,215
Goodwill	691,432	691,432
Other assets, net	36,404	34,827
	$5,736,449	$5,428,577
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$61,462	$79,788
Accrued liabilities	364,804	385,651
Derivative instruments	4,333	245
Revenue payable	157,159	150,655
Total current liabilities	587,758	616,339
Long-term debt	572,000	405,000
Deferred income taxes	1,041,257	974,932
Other liabilities	304,972	301,693
Total liabilities	2,505,987	2,297,964
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares
authorized, no shares issued	-	-
Common stock, $0.01 par value, 200,000,000 shares authorized,
85,718,280 and 85,774,084 shares issued, respectively	857	858
Paid-in capital	1,912,125	1,908,506
Retained earnings	1,317,095	1,221,263
Accumulated other comprehensive income (loss)	385	(14)
	3,230,462	3,130,613
	$5,736,449	$5,428,577

CONTACT: Mark Burford, Vice President – Capital Markets and Planning of Cimarex Energy Co., +1-303-295-3995